UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 6, 2008

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 6, 2008, the Compensation Committee of the Board of Directors of EnteroMedics Inc. (the “Company”), approved certain modifications to the Company’s Management Incentive Plan, including the establishment of base and incremental percentages for bonuses under the plan and the designation of performance objectives for the achievement of such bonuses. Pursuant to the revised Management Incentive Plan, if participants achieve the designated “Base Plan” objectives, they will be entitled to receive a bonus equal to a “Base Plan” percentage of their base salary for the year. In addition to the Base Plan bonus amount, participants in the plan are also eligible to receive an additional bonus equal to the designated “Incremental Plan” percentage of their base salary if certain additional “Incremental Plan” objectives are achieved. For example, if 100% of the corporate objectives under the Base Plan and Incremental Plan are achieved, the CEO would be eligible for a total bonus equal to 50% of his base salary. The table below sets forth the bonus percentages that may be paid to participants in the Company’s Management Incentive Plan under the “Base Plan” and “Incremental Plan”:

Plan Participants	“Base Plan” (bonus as percentage of salary)	“Incremental Plan” (bonus as percentage of salary)	Maximum bonus (as a percentage of salary)
CEO	40%	10%	50%
CFO	32%	8%	40%
SVP	32%	8%	40%
VP	24%	6%	30%
Directors/Controller	20%	5%	25%

The performance objectives under the Management Incentive Plan include individual as well as corporate performance components for all participants except the Chief Executive Officer whose bonus is based entirely on corporate performance objectives. The corporate performance objectives are set separately and specifically for each participating executive officer by the Compensation Committee during the first quarter of the fiscal year. The individual performance objectives are set separately and specifically for each participating executive officer by the Chief Executive Officer during the first quarter of the fiscal year. The individual objectives are weighted against the corporate performance component in determining the bonus as set forth in the table below:

Plan Participants	Corporate Objective Weighting	Individual Objective Weighting
CEO	100%	0%
CFO	90%	10%
SVP	80%	20%
VP	75%	25%
Directors/Controller	40%	60%

With respect to the corporate performance component, the Compensation Committee established objectives for both the “Base Plan” and the “Incremental Plan”. The “Base Plan” corporate performance objectives for fiscal year 2008 consist of: (i) the completion of certain milestones related to the Company’s VBLOC clinical trials, including the EMPOWER pivotal trial and (ii) meeting financial budgetary goals related to financial objectives and sales and marketing plans, including the publication of clinical and sub-study results. The “Incremental Plan” corporate performance objectives for fiscal year 2008 consist of: (i) meeting cash and capitalization goals; (ii) the completion of certain milestones related to the EMPOWER pivotal trial; and (iii) establishment and implementation of a strategic marketing and development plan. The Incremental Plan Objectives are designed as an extension of certain Base Plan objectives in order to provide additional incentive for achievement. In the event that some, but not all, of the “Base Plan” or “Incremental Plan” corporate goals are achieved, the Compensation Committee, in its discretion, may determine to award partial or full payment of annual cash incentive compensation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Management Incentive Plan for fiscal year 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: February 12, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Incentive Plan for fiscal year 2008